Exhibit 10.2

AMENDMENT TO NOTE AND WARRANT

(William W. and Dieva L. Smith)

This AMENDMENT TO NOTE AND WARRANT (this “Amendment”) is made as of December 27, 2016, by and between Smith Micro Software, Inc., a Delaware corporation (the “Company”), and William W. Smith, Jr. and Dieva L. Smith, JT/WROS (“Holder”), and amends that certain Senior Subordinated Promissory Note, dated September 6, 2016, issued by the Company to Holder in the principal amount of $2,000,000 (the “Note”), and that certain Warrant to Purchase Common Stock, dated September 6, 2016, issued by the Company to Holder and exercisable for 850,000 shares of the Company’s common stock, $0.001 par value per share (the “Warrant”).

RECITALS

WHEREAS, on or about September 6, 2016, the Company issued the Note and Warrant to the Holder pursuant to a Note and Warrant Purchase Agreement, dated September 2, 2016, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”); and

WHEREAS, the parties desire to amend certain provisions of the Note and Warrant as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to Note. Effective as of the date hereof, paragraph (a) of Section 1.3 of the Note (entitled “Form of Payment of Interest”) shall be amended and restated in its entirety to read as follows:

“(a) Interest shall be payable (i) in cash, or (ii) at the election of the Holder with respect to any installment, in shares of Common Stock of the Maker at a conversion price per share equal to $2.3825 (the “Floor Price”), provided however, that in no event shall any installment of interest (or portion thereof) be convertible into shares of Common Stock if the aggregate number of shares proposed to be issued by the Maker upon conversion of such installment (or portion thereof), plus the sum of (x) shares previously issued by the Maker upon conversion of interest under all Notes issued under the Purchase Agreement and (y) shares issued or issuable by the Maker upon exercise of all Warrants issued by the Maker under the Purchase Agreement (regardless of whether such shares were issued or are issuable to Holder or any other person) exceed 19.99% of the number of outstanding shares of Common Stock of the Maker as of the Issuance Date (it being understood that such Floor Price and share amounts shall be subject to pro rata adjustment in connection with stock splits, stock dividends, or similar changes to the Maker’s capitalization occurring after the Issuance Date).”

Section 2. Amendment to Warrant. Effective as of the date hereof, paragraph (c) of Section 9 of Warrant (entitled “Sales of Common Stock at less than the Exercise Price”) shall be amended to add the following sentence at the end of such paragraph:

“Notwithstanding the foregoing, in no event shall the Exercise Price be adjusted to an amount below $2.3825 (the “Floor Price”) pursuant to this Section 9(c), provided, that the Floor Price shall be adjusted for stock dividends, splits and combinations under the provisions of Section 9(a).”

Section 3. Effect of Amendment. Except as expressly set forth in this Amendment, no other changes or modifications to the Note or Warrant are intended or implied by this Amendment. To the extent of any conflict between the terms of this Amendment and the Note or Warrant, the terms of this Amendment shall control. Each of the Note and Warrant, as amended hereby, and this Amendment shall be read and be construed as one agreement.

Section 4. Miscellaneous. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties to this Amendment may execute this Amendment by signing any such counterpart. Facsimile and electronically copied signatures on this Amendment shall be deemed the equivalent of original signatures. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be duly executed by their respective authorized representatives as of the date first written above.

COMPANY:

SMITH MICRO SOFTWARE, INC.

By:	/s/ Steven M. Yasbek

Name:	Steven M. Yasbek

Title:	Chief Financial Officer

HOLDER:

William W. Smith, Jr.

/s/ William W. Smith, Jr.

Dieva L. Smith

/s/ Dieva L. Smith

3